SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

_______

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2009

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

16355 Laguna Canyon Road, Irvine, CA 92618
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The registrant has previously reported, by a current report dated July 10, 2008,

(i) having amended and restated the terms of a note purchase facility, under which its wholly owned subsidiary Folio Funding II, LLC issued amended and restated Class A-1 and Class A-2 Term Notes;

(ii) that such Notes provided for minimum required levels of amortization, and were due in June 2009; and

(iii) that the registrant also received an option, if certain conditions were met, to extend the maturity of such Notes for an additional year, to June 2010.

Such conditions have been met and the maturity of such Notes has been extended to June 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: June 22, 2009	By:	/s/ Charles E. Bradley, Jr.
Charles E. Bradley, Jr. President and chief executive officer Signing on behalf of the registrant and as principal executive officer